FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 453-0606

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 1999 Annual Meeting of Shareholders of First Federal Bancorp, Inc. ("Bancorp"), will be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 17, 1999, at 2:00 p.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      1.  To re-elect Ward D. Coffman, III, Robert D. Goodrich, II, Patrick
          L. Hennessey and Connie Ayres LaPlante as directors of Bancorp for terms expiring in 2001;

      2. To adopt an amendment to the Articles of Incorporation of Bancorp to increase the authorized number of common shares;

      3. To ratify the selection of Crowe, Chizek and Company LLP as the auditors of Bancorp for the current fiscal year; and

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of Bancorp of record at the close of business on December 24, 1998, will be entitled to receive notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

Zanesville, Ohio                       J. William Plummer, President and
January 8, 1999                        Chief Executive Officer
                                       Ward D. Coffman, III, Secretary


                         FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 453-0606

                               PROXY STATEMENT

                                   PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of First Federal Bancorp, Inc. ("Bancorp"), for use at the 1999 Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 17, 1999, at 2:00 p.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder before exercise by giving notice of revocation to Bancorp in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the re-election of Ward D. Coffman, III, Robert D. Goodrich, II, Patrick L. Hennessey and Connie Ayres LaPlante as directors of Bancorp for terms expiring in 2001;

      FOR the adoption of an amendment to the Articles of Incorporation of Bancorp to increase the authorized number of common shares from 4,000,000 to 9,000,000; and.

      FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe Chizek") as the auditors of Bancorp for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of Bancorp in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting and will not be used for any other meeting. The cost of soliciting Proxies will be borne by Bancorp.

      Only shareholders of record as of the close of business on December 24, 1998 (the "Voting Record Date"), are eligible to vote at the Annual Meeting. Bancorp's records disclose that, as of the Voting Record Date, there were 3,150,532 common shares of Bancorp (the "Shares") outstanding. On all matters, shareholders are entitled to one vote for each Share held.

      This Proxy Statement is first being mailed to the shareholders of Bancorp on or about January 8, 1999.

                                VOTE REQUIRED

Election of Directors

      Under Ohio law and Bancorp's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy.

Amendment of Articles of Incorporation

      The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to adopt the amendment to the Articles of Incorporation of Bancorp (the "Articles"). Shares held by a nominee for a beneficial owner that are represented in person or by proxy at the Annual Meeting but not voted with respect to the amendment of the Articles ("Non-votes") and abstentions will have the same effect as a vote against the adoption of the amendment. If, however, shares are represented at the Annual Meeting by a shareholder who signed and dated a proxy in the form of the enclosed Proxy but did not mark a block on the Proxy with respect to the amendment, such shares will be voted FOR adoption of the amendment and will not be considered Non-votes.

Ratification of Selection of Auditors

      The affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of Bancorp for the current fiscal year. The effect of an abstention is the same as an "against" vote. If, however, a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the auditors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the ratification of the selection of Crowe Chizek as the auditors.

                     VOTING SECURITIES AND OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to Bancorp to own beneficially more than five percent (5%) of the outstanding Shares as of December 24, 1998:

                                Amount and Nature of          Percent of
Name and Address(1)            Beneficial Ownership(2)    Shares Outstanding
-------------------            -----------------------    ------------------
                               Sole             Shared
                               ----             ------

Ward D. Coffman, III         170,320(3)        14,000            5.78%
Connie Ayres LaPlante         72,440(4)       140,048(5)         6.59%
J. William Plummer           195,520(6)        14,000            6.50%
__________________________

<F1>  Each of the individuals listed in this table may be contacted at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  Includes Shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and Shares held by certain family members.

<F3>  Includes 37,480 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Stock Option Plan for Non-Employee Directors (the "1992 Non-qualified Plan"), the First Federal Bancorp, Inc., 1994 Stock Option Plan for Non-Employee Directors (the "1994 Non-qualified Plan") and the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors (the "1997 Plan").

<F4>  Includes 72,440 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Incentive Stock Option Plan for Officers and Key Employees (the "1992 ISO Plan"), the First Federal Bancorp, Inc., 1994 Stock Option Plan for Officers and Key Employees (the "1994 ISO Plan") and the 1997 Plan.

<F5>  Does not include 2,000 Shares held by Ms. LaPlante's husband as co-
      trustee of a profit sharing plan, with respect to which Ms. LaPlante disclaims beneficial ownership.

<F6>  Includes 72,440 Shares subject to currently exercisable options granted under the 1992 ISO Plan, the 1994 ISO Plan and the 1997 Plan.

      The following table sets forth certain information with respect to the number of Shares beneficially owned by each director of Bancorp and by all directors and executive officers of Bancorp as a group as of December 24, 1998:

                                Amount and Nature of          Percent of
Name and Address (1)           Beneficial Ownership(2)    Shares Outstanding
--------------------           -----------------------    ------------------
                               Sole             Shared
                               ----             ------

Ward D. Coffman, III         170,320(3)        14,000            5.78%
Robert D. Goodrich,II         77,080(4)             0            2.42%
Patrick L. Hennessey         129,480(5)        14,000            4.50%
Connie Ayres LaPlante         72,440(6)       140,048(6)         6.59%
John C. Matesich, III         77,480(7)        15,250            2.91%
Don R. Parkhill               50,450(8)         3,000            1.68%
J. William Plummer           195,520(9)        14,000            6.50%
All directors and
 executive officers
 of Bancorp as a
 group (7 people)            772,770          158,298           26.73%
_________________________

<F1>  Each of the individuals listed in this table may be contacted at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  Includes Shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and Shares held by certain family members.

<F3>  See footnote 3 to the preceding table for a description of Mr.
      Coffman's beneficial ownership.

<F4>  Includes 37,480 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan, the 1994 Non-qualified Plan and the 1997 Plan.

<F5>  Includes 37,480 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan, the 1994 Non-qualified Plan and the 1997 Plan.

<F6>  See footnotes 4 and 5 to the preceding table for a description of Ms.
      LaPlante's beneficial ownership.

<F7>  Includes 37,480 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan, the 1994 Non-qualified Plan and the 1997 Plan.

<F8>  Includes 37,480 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan, the 1994 Non-qualified Plan and the 1997 Plan.

<F9>  See footnote 6 to the preceding table for a description of Mr.
      Plummer's beneficial ownership.

                     PROPOSAL ONE: ELECTION OF DIRECTORS

      In accordance with Article Two of the Code of Regulations of Bancorp (the "Regulations"), four directors are to be elected at the Annual Meeting, each for a term of two years and until their successors are elected. Each holder of Shares is entitled to one vote for each director position for each Share held. No shareholder may cumulate votes in the election of directors.

      In accordance with Section 2.03 of the Regulations, nominees for election as a director may be proposed only by the directors or by a shareholder entitled to vote for directors. The directors will consider shareholder nominations in selecting nominees. A shareholder who wishes to make a nomination must follow the procedures set forth in the Regulations. Such procedures require the submission of a written nomination by the shareholder to the Secretary of Bancorp by the later of the November 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been so owned.

      Unless otherwise directed, Proxies received pursuant to this solicitation will be voted for the nominees listed below, each of whom has been designated by the directors. In the event that any nominee listed below fails to stand for election at the Annual Meeting, Proxies will be voted for such other person as may be designated by the directors. Management does not anticipate that any of the nominees listed below will fail to stand for election at the Annual Meeting.

      The Board of Directors proposes the re-election of the following persons to terms which will expire in 2001:

                                                                 Director
Name(1)                     Age(2)    Position(s) Held           Since(3)
-------                     ------    ----------------           --------

Ward D. Coffman, III          45      Secretary and Director       1992
Robert D. Goodrich, II        52      Director                     1992
Patrick L. Hennessey          48      Director                     1992
Connie Ayres LaPlante         42      Treasurer and Director       1992
_________________________

<F1>  There are no family relationships among the directors or executive officers of Bancorp.

<F2>  As of December 24, 1998.

<F3>  Each of such directors became a director of Bancorp in connection with the 1992 conversion of First Federal Savings Bank of Eastern Ohio, Inc. ("First Federal"), from mutual to stock form (the "Conversion") and the formation of Bancorp as the holding company of First Federal. Each director nominee also serves as a director of First Federal.

      The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                 Director      Term
Name (1)                    Age(2)    Position(s) Held           Since(3)    Expires
--------                    ------    ----------------           --------    -------

John C. Matesich, III         55      Chairman and Director        1992        2000
Don R. Parkhill               40      Director                     1995        2000
J. William Plummer            53      President,Chief Executive    1992        2000
                                      Officer and Director
_________________________

<F1>  There are no family relationships among the directors or executive officers of Bancorp.

<F2>  As of December 24, 1998.

<F3>  Messrs. Matesich and Plummer became directors of Bancorp in connection with the Conversion and the formation of Bancorp as the holding company of First Federal. Each director also serves as a director of First Federal.

      Ward D. Coffman, III, is an attorney who has been engaged in private practice in the Zanesville area since 1978.

      Robert D. Goodrich, II, is the Chairman of the Board and Chief Executive Officer of Wendy's Management Group, Inc., a position he has held since 1986.

      Patrick L. Hennessey is currently the President of P & D
Transportation. Mr. Hennessey has been employed by P & D Transportation since 1985.

      Connie Ayres LaPlante is a Senior Vice President and the Treasurer of First Federal. Ms. LaPlante commenced employment with First Federal in 1978.

      John C. Matesich, III, is the President of Matesich Distributing Co., a beer distributor in Southeastern Ohio. Mr. Matesich has been the President of Matesich Distributing Co. since 1990 and has been employed by Matesich Distributing Co. since 1972.

      Don R. Parkhill was appointed to the Board of Directors effective October 1, 1995. Mr. Parkhill has been the President of Blackson-Parkhill Agency, Inc., doing business as Parkhill Sedanko Insurance Agency, Inc., in Coshocton, Ohio, since 1987. Mr. Parkhill is also the owner of Parkhill Business and Estate Planning, which has sold life insurance and assisted with other financial planning needs since 1987.

      J. William Plummer is currently the President and Chief Executive Officer of First Federal. Mr. Plummer has been employed by First Federal since 1970 and has served as the President and the Chief Executive Officer since 1979.

Meetings of Directors

      The Board of Directors of Bancorp met 14 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1998. Each director attended at least 75% of the aggregate of such meetings and all meetings of the committees of the Board of Directors of which such director is a member.

      The Board of Directors of First Federal met 24 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1998.

Committees of Directors

      The Board of Directors of Bancorp has a Stock Option Committee, which administers Bancorp's stock option plans. The Stock Option Committee is comprised of Messrs. Coffman, Hennessey and Matesich. The Stock Option Committee met once during the fiscal year ended September 30, 1998.

      The Board of Directors of Bancorp does not have a Nominating Committee. Nominations for election to the Board of Directors of Bancorp are determined by the entire Board of Directors of Bancorp. In addition, the Regulations provide a procedure for shareholders to nominate persons for election to the Board of Directors of Bancorp. See "Election of Directors."

      The Audit Committee and the Compensation Committee of the Board of Directors of Bancorp meet in conjunction with the Audit Committee and the Compensation Committee of the Board of Directors of First Federal. The Audit Committee is comprised of Messrs. Coffman, Hennessey, Goodrich, Matesich and Parkhill. The function of the Audit Committee is to recommend the retention of outside auditors for Bancorp and First Federal and to meet with such outside auditors to review the results of their audit of Bancorp and First Federal. The Audit Committee met once during the fiscal year ended September 30, 1998.

      Messrs. Coffman, Hennessey and Matesich are the members of the Compensation Committee. The Compensation Committee reviews and recommends to the full Board of Directors salary levels and benefits for the executive officers of First Federal and, in conjunction with management, for the other employees of First Federal. The Compensation Committee met three times during the fiscal year ended September 30, 1998.

      The Board of Directors of First Federal also has a Loan Committee. The function of the Loan Committee is to approve loans for amounts greater than $227,150. Messrs. Plummer, Coffman and Hennessey are the members of the Loan Committee. The Loan Committee met ten times by telephone during the fiscal year ended September 30, 1998.

              COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following Summary Compensation Table sets forth certain information with respect to the compensation paid by First Federal to the chief executive officer of Bancorp and the only other officer of Bancorp to receive cash compensation in excess of $100,000 during fiscal year 1998:

                         Summary Compensation Table

                                   Annual Compensation      Long Term Compensation
                                 ------------------------   ----------------------
Name and Principal                                                   Awards
Position                 Year    Salary($)(1)    Bonus($)        Options/SARs(#)
------------------       ----    ------------    --------        ---------------

J. William Plummer       1998      $140,266      $56,711            4,000(2)
 President and Chief     1997       127,278       42,351                -
 Executive Officer       1996       123,876       50,660                -

Connie Ayres LaPlante    1998        89,971       31,626            4,000(2)
 Treasurer               1997        83,160       25,491                -
                         1996        80,393       28,254                -
_________________________

<F1>  Does not include amounts attributable to other miscellaneous benefits, the cost of which was less than 10% of the officer's cash compensation.

<F2>   Represents the number of Shares underlying options granted under the
       1997 Plan, as adjusted for the stock split in the form of a stock dividend effective July 1998. Bancorp does not have a stock benefit plan which provides for the grant of "SARs," an abbreviation for "Stock Appreciation Rights."

Employment Agreements

      In October 1998, First Federal entered into employment agreements with Mr. Plummer and Ms. LaPlante, each with a term of three years. The agreements provide for a salary review by the Board of Directors not less often than annually and the inclusion of the employee in any formally established employee benefit, bonus pension and profit-sharing plans for which senior management personnel are eligible. Each employment agreement may be terminated by First Federal at any time. In the event of termination for "just cause," as defined in the employment agreement, the employee will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination within one year of any change in "control" (as defined below) of First Federal or Bancorp, each employee will be entitled to receive (a) a payment in an amount equal to the sum of (i) the amount of compensation to which the employee is entitled for the remainder of the term of the agreement, plus (ii) the difference between
(x) the product of three multiplied by the total compensation paid to the employee for the immediately preceding calendar year less (y) the amount paid to the employee pursuant to (i); and (b) continued health, life and disability insurance and other benefits substantially equal to those which the employee was receiving at the time the agreement was terminated until the earliest to occur of the end of the term of the agreement, or the date the employee becomes employed by another employer. "Control," as defined in the employment agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote ten percent (10%) or more of the shares of either First Federal or Bancorp, the control of the election of a majority of the directors of either First Federal or Bancorp or the exercise of a controlling influence over the management or policies of either First Federal or Bancorp.

      In the event of termination other than for "just cause" (as defined in the employment agreement) or in connection with a change of control, the employee will be entitled to a continuation of salary payments for a period of time equal to the term of the employment agreement, as well as a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earlier to occur of the end of the employment agreement term or the date the employee becomes employed full-time by another employer.

Compensation of Directors

      Each non-employee director of Bancorp receives a fee of $250 per month and $50 for each meeting of the Board of Directors attended, with payment for two excused absences per year. Each non-employee director of First Federal receives a fee of $500 per month and $200 for each meeting of the Board of Directors attended, with payment for four excused absences per year. In addition to regular fees paid to the directors of First Federal, members of the Compensation Committee and members of the Benefits Committee who are not employees receive $150 for each meeting attended. Members of the Loan Committee, other than the executive officers, receive $50 for each meeting attended in person, although no fees were paid during the fiscal year ended September 30, 1998, because only telephonic meetings were held during the year. No committee fees are paid to members of the Audit Committee.

Certain Transactions with First Federal

      All loans by First Federal to executive officers and directors of First Federal and Bancorp with outstanding balances during the two fiscal years ended September 30, 1998, were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. None of such loans involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

      During the fiscal year ended September 30, 1998, First Federal retained the services of Ward D. Coffman, III, an attorney engaged in private practice in the Zanesville area. Mr. Coffman is the secretary and a director of Bancorp and serves as general counsel to First Federal. From time to time, Mr. Coffman will serve as general counsel to First Federal during the fiscal year beginning October 1, 1998.

Stock Option Plans

      The shareholders of Bancorp approved stock option plans for employees (the "ISO Plans") and non-employee directors (the "Non-qualified Plans") in 1993 and in 1995. The purposes of the ISO Plans and the Non-qualified Plans include attracting and retaining the best available personnel as officers, employees and directors of Bancorp and First Federal and providing incentives to the officers, employees and directors of Bancorp and First Federal by facilitating their purchases of an ownership interest in Bancorp.

      Bancorp currently has reserved 752,164 common shares for issuance under the ISO Plans and the Non-qualified Plans, of which 547,180 were subject to outstanding options on December 15, 1998. Options granted under the ISO Plans are intended to qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, if certain conditions are met, permits the optionees to delay the recognition of federal taxable income on the Shares received upon the exercise of options.

      The Stock Option Committee of the Board of Directors may grant options under the ISO Plans at such times as it deems most beneficial to Bancorp and First Federal. The option exercise price for ISOs is determined by the Stock Option Committee at the time of option grant. The exercise price must not be less than 100% of the fair market value of the Shares on the date of the grant.

      The Non-qualified Plans provide for the grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code ("Non-qualified Options"). Grants of Non-qualified Options are made automatically to each non-employee director at the time the Non-qualified Plans became effective or upon a new director's election. Non-qualified Options granted under the 1994 Non-qualified Plan are immediately exercisable upon grant. Non-qualified Options granted under the 1992 Non-qualified Plan are first exercisable one year after the date of grant. The exercise price for Non-qualified Options is at least the fair market value of the Shares on the date of the grant. Termination or removal of an Option recipient for cause, as defined in the ISO Plans and the Non-qualified Plans, will result in the annulment of any outstanding Options.

      The shareholders of Bancorp approved at the 1997 Annual Meeting of Shareholders the 1997 Plan. The Board of Directors of Bancorp has reserved 108,000 Shares for issuance upon the exercise of options granted pursuant to the 1997 Plan. Unlike the ISO Plans and the Non-qualified Plans, the 1997 Plan provides for the automatic grant of options if, and only if, the return on average equity ("ROE") of Bancorp for any fiscal year during the five-year term of the 1997 Plan equals or exceeds the average of the returns on equity of Bancorp for the five fiscal years preceding any such fiscal year (the "Average"). When the ROE during any year of the five-year term equals or exceeds the Average, then an option to purchase 4,000 common shares will be granted to each of the four senior executive officers of First Federal and the five non-employee directors of First Federal and Bancorp on December 1 of such year. However, the maximum number of common shares which may be subject to options granted to any participant under the 1997 Plan is 12,000. As a result, options under the 1997 Plan may be granted in only three of the five years of the term.

      The options granted to senior executive officers pursuant to the 1997 Plan are intended to qualify as ISOs, and the options granted to non-employee directors will be Non-qualified Options. The exercise price of the options granted pursuant to the 1997 Plan will be equal to the fair market value of the Shares on the date of the grant, or 110% of the fair market value of the Shares on the date of the grant to a participant who owns more than 10% of Bancorp's outstanding Shares. Any option granted pursuant to the 1997 Plan will, unless otherwise specified by the Stock Option Committee at the time of grant, be exercisable immediately after the date of grant of such option, provided that the optionee will have been a senior executive officer or non-employee director of Bancorp or First Federal at all times during the period beginning with the date of grant of any such option and ending on the date which is three months before the date of exercise of the option.

      All ISOs and Non-qualified Options are immediately exercisable in the event of a "change of control," as defined in the plans. A "change of control" includes execution of an agreement for a merger or acquisition or the acquisition of the beneficial ownership of 25% or more of the voting shares of Bancorp by any person or entity.

      The following table sets forth information regarding all grants of options to purchase common shares of Bancorp made to Mr. Plummer and Ms. LaPlante during the fiscal year ended September 30, 1998:

                                                      Option/SAR Grants in Last Fiscal Year
                                                               Individual Grants
                        ------------------------------------------------------------------------------------------
                                                   % of Total Options/
                        Number of Securities         SARs Granted to
                        Underlying Options/      Employees in Fiscal Year     Exercise or Base
Name                      SARs Granted (#)          Year Ended 9/30/98         Price($/Share)      Expiration Date
----                    --------------------     ------------------------     ----------------     ---------------

J. William Plummer             4,000                      19.90%                   $9.97           December 1, 2007

Connie Ayres LaPlante          4,000                      19.90%                   $9.97           December 1, 2007

      The following table sets forth information regarding the number and value of unexercised options held by the persons listed in the Summary Compensation Table:

Aggregated Option/SAR Exercises In Last Fiscal Year and 9/30/98 Option/SAR
Values

                                                            Number of
                                                            Securities        Value of
                                                            Underlying      Unexercised
                                                           Unexercised      In-the-Money
                                                           Options/SARs     Options/SARs
                                                               at               at
                                                            9/30/98(#)       9/30/98(1)
                       Shares Acquired                     Exercisable/     Exercisable/
Name                     on Exercise     Value Realized    Unexercisable    Unexercisable
----                   ---------------   --------------    -------------    -------------

J. William Plummer           N/A               N/A            72,440/0        $621,520/0

Connie Ayres LaPlante        N/A               N/A            72,440/0        $621,520/0

_________________________

<F1>  An option is "in-the-money" if the fair market value of the underlying
      Shares exceeds the exercise price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of Shares subject to unexercised options by the difference between the exercise prices of such options and the closing sale price for the Shares on September 30, 1998.

                     PROPOSAL TWO: AMENDMENT OF ARTICLES

      The Board of Directors recommends that the shareholders adopt a proposed amendment to Article Fourth of the Articles to increase the authorized number of common shares from 4,000,000 to 9,000,000. The terms of the additional shares would be identical to the common shares already authorized by the Articles. The Board of Directors recommends such increase in order to ensure flexibility of action with respect to future opportunities. Bancorp has no current plans to issue the additional shares.

      If the proposed amendment is adopted, the additional common shares authorized could be used for various corporate purposes, including stock splits and stock dividends, acquisitions of other companies, public offerings and stock options and other employee benefit plans. The shares could be issued, without preemptive rights, as the Board of Directors may determine, without necessarily requiring further approval by Bancorp's shareholders, other than as may be required in certain instances by Ohio law or the rules of The Nasdaq Stock Market ("Nasdaq"). For instance, Ohio law requires shareholder approval for the issuance of shares in connection with certain mergers and acquisitions, and Nasdaq also requires shareholder approval of certain stock benefit plans.

      Opportunities often arise that require prompt action, and the delay necessary for shareholder approval could be detrimental to Bancorp and its shareholders. Although the directors do not intend to seek shareholder approval for future issuances of shares unless required by law or Nasdaq, the directors will not issue any common shares except on terms the Board of Directors deems to be in the best interests of Bancorp and its shareholders.

      As of the Record Date, no preferred shares and 3,150,532 common shares of Bancorp were issued and outstanding. Stock splits in the form of stock dividends paid in each of 1994, 1996 and 1998 have reduced the number of authorized but unissued common shares substantially. In addition, approximately 740,000 common shares are reserved for issuance pursuant to stock option plans. There are, therefore, approximately 110,000 authorized shares available for future use.

      The issuance of additional shares may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common shares. The proposed increase in the authorized number of shares might also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Bancorp's common shares, to acquire control of Bancorp with a view to imposing a merger, sale of all or any part of its assets or a similar transaction, because the issuance of new common shares or the granting of rights to purchase common shares, perhaps on very favorable terms, could be used to dilute the stock ownership of a person or entity seeking to obtain control of Bancorp. In addition, although the Board of Directors at present has no intention of doing so, authorized but unissued common shares could be issued to a holder that would thereby have sufficient voting power to assure that the transactions described in Article Sixth of the Articles, such as mergers or sales of substantial amounts of the assets of Bancorp, and any proposal to change the number of directors or to amend the Articles, would not receive the 75 percent shareholder vote required therefor by Article Sixth. The increase in the authorized number of shares has not been proposed for the purpose of having an anti-takeover effect, and the Board of Directors has no knowledge of any current efforts to obtain control of Bancorp.

      At the Annual Meeting, the shareholders will be asked to approve the following resolution:

      RESOLVED, that the Articles of Incorporation of First Federal Bancorp, Inc., be amended by deleting Article FOURTH in its entirety and substituting therefor the following Article FOURTH:

            FOURTH: The authorized number of shares of the corporation shall be ten million (10,000,000), nine million (9,000,000) of which shall be common shares, each without par value, and one million (1,000,000) of which shall be preferred shares, each with a par value of $100 per share. The directors of the corporation may adopt an amendment to the Articles of Incorporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series. The holders of preferred shares shall not have any voting power, except as otherwise provided by law.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

            PROPOSAL THREE: RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors of Bancorp has selected Crowe Chizek as the auditors of Bancorp and its subsidiary for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF CROWE CHIZEK AS THE AUDITORS OF BANCORP FOR THE CURRENT FISCAL YEAR.

               PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

      Any proposals of security holders intended to be included in Bancorp's Proxy Statement for the 2000 Annual Meeting of Shareholders should be sent to Bancorp by certified mail and must be received by Bancorp not later than September 10, 1999. In addition, if a shareholder intends to present a proposal at the 2000 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by November 24, 1999, then the proxies designated by the Board of Directors of Bancorp for the 2000 Annual Meeting of Shareholders of Bancorp may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

      Management knows of no other business which may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. If, however, other matters are brought before the Annual Meeting, the persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Zanesville, Ohio                       J. William Plummer, President and
December 15, 1998                      Chief Executive Officer
                                       Ward D. Coffman, III, Secretary


                               REVOCABLE PROXY


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST FEDERAL BANCORP, INC.
                       THE FIRST FEDERAL BANCORP, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                              FEBRUARY 17, 1999

      The undersigned shareholder of First Federal Bancorp, Inc. ("Bancorp") hereby constitutes and appoints John C. Matesich, III; Don R. Parkhill and Larry W. Snode, or any one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 17, 1999, at 2:00 p.m. (the "Annual Meeting"), all of the shares of Bancorp which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1.   To re-elect four directors of Bancorp for terms expiring in 2001;

[ ]  FOR all nominees listed below    [ ]  WITHHOLD authority to vote for
     (except as marked to the              all nominees listed below:
     contrary below):

                            Ward D. Coffman, III
                           Robert D. Goodrich, II
                            Patrick L. Hennessey
                            Connie Ayres LaPlante

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_________________________________________________________________________

2. To adopt an amendment to the Articles of Incorporation of Bancorp to increase the authorized number of common shares;

                  [ ]   FOR   [ ]   AGAINST   [ ]   ABSTAIN

3. To ratify the selection of Crowe, Chizek and Company as the auditors of Bancorp for the current fiscal year; and

                  [ ]   FOR   [ ]   AGAINST   [ ]   ABSTAIN

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  [ ]   FOR   [ ]   AGAINST   [ ]   ABSTAIN

      IMPORTANT:  Please sign and date this Proxy on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1, 2 and 3.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of Bancorp and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificates(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


                                ___________________   ____________________
                                Signature             Signature

                                ___________________   ____________________
                                Print or Type Name    Print or Type Name

                                Date: _____________   Date: ______________

                                THIS PROXY IS SOLICITED ON BEHALF OF THE
                                BOARD OF DIRECTORS OF BANCORP.  PLEASE DATE,
                                SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED
                                ENVELOPE.  NO POSTAGE IS REQUIRED FOR
                                MAILING IN THE U.S.A.